EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            __________________________________________




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1998 included in Cummins Engine Company, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.




                                         ARTHUR ANDERSEN LLP
Chicago, Illinois
November 13, 1998